UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2012

AB&T Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina	000-53249	26-2588442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

292 West Main Avenue, Gastonia, North Carolina		28054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (704) 867-5828

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Alliance Bank & Trust Company (the “Bank”), the wholly owned subsidiary of AB&T Financial Corporation (the “Company”), has entered into a Stipulation to the Issuance of a Consent Order (the “Stipulation”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the North Carolina Office of the Commissioner of Banks (the “Commissioner”) and the FDIC and the Commissioner have issued the related Consent Order (the “Order”), effective February 1, 2012. The description of the Stipulation and the Order set forth below is qualified in its entirety by reference to the Stipulation and the Order, copies of which are filed herewith as exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Management. The Bank is required to assess management’s ability to (1) comply with the requirements of the Order; (2) operate the Bank in a safe and sound manner; (3) comply with all applicable laws and regulations; and (4) improve the Bank’s asset quality, capital adequacy, earnings, management effectiveness, risk management, liquidity, and sensitivity to market risk. To assist with this assessment, the Bank must retain a consultant to develop a written analysis and assessment of the Bank’s management needs within 30 days of the effective date of the Order. The consultant’s management report must be developed within 60 days from the effective date of the Order. Within 30 days from receipt of the management report, the Bank must formulate a written management plan that incorporates the findings of the management report, a plan of action in response to each recommendation contained in the management report, and a time frame for completing each action.

Capital Requirements. While the Order is in effect, the Bank must maintain a leverage ratio (the ratio of Tier 1 capital to total assets) of at least 8% and a total risk-based capital ratio (the ratio of qualifying total capital to risk-weighted assets) of at least 11%. If either of these capital ratios are below the required levels as of the date of any call report or regulatory examination, the Bank must, within 30 days from receipt of a written notice of capital deficiency from its regulators, present a plan to increase capital to meet the requirements of the Order.

Charge-Offs, Credits. The Order requires that the Bank eliminate from its books, by charge-off or collection, all assets or portions of assets classified “loss” and 50% of those assets classified “doubtful.” If an asset is classified “doubtful,” the Bank may alternatively charge off the amount that is considered uncollectible in accordance with the Bank’s written analysis of loan or lease impairment. The Order also prevents the Bank from extending, directly or indirectly, any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been charged off or classified, in whole or in part, “loss” or “doubtful” and is uncollected. The Bank may not extend, directly or indirectly, any additional credit to any borrower who has a loan or other extension of credit from the Bank that has been classified “substandard.” These limitations do not apply if the Bank’s failure to extend further credit to a particular borrower would be detrimental to the best interests of the Bank.

Allowance for Loan and Lease Losses. Within 60 days of the effective date of the Order, the board of directors must review the adequacy of the allowance for loan and lease losses (the “ALLL”) and establish a policy for determining the adequacy of the ALLL.

Concentrations of Credit. Within 90 days from the effective date of the Order, the Bank must perform a risk segmentation analysis with respect to its concentrations of credit and must develop a written plan for systematically reducing and monitoring the Bank’s concentration of credit in revolving 1–4 family residential property loans to an amount commensurate with the Bank’s business strategy, management, expertise, size, and location.

Asset Growth. While the Order is in effect, the Bank must notify its regulators at least 60 days prior to undertaking asset growth that exceeds 10% or more per year or initiating material changes in asset or liability composition. The Bank’s asset growth cannot result in noncompliance with the capital maintenance provisions of the Order unless the Bank receives prior written approval from its regulators.

Restriction on Dividends and Other Payments. While the Order is in effect, the Bank cannot declare or pay dividends, pay bonuses, or pay any form of payment outside the ordinary course of business resulting in a reduction of capital without the prior written approval of its regulators. In addition, the Bank cannot make any distributions of interest, principal, or other sums on subordinated debentures without prior regulatory approval.

Brokered Deposits. The Order provides that the Bank may not accept, renew, or roll over any brokered deposits unless it is in compliance with the requirements of the FDIC regulations governing brokered deposits.

Loan Review. Within 60 days from the effective date of the Order, the Bank must review and revise its internal loan review and grading system to provide for the effective periodic review of the Bank’s loan portfolio in order to identify and categorize the Bank’s loans and other extensions of credit on the basis of credit quality. Within 90 days from the effective date of the Order, the Bank must contract for an external loan review to assess the accuracy of the Bank’s loan grading system and the quality of credit underwriting and administrative practices.

HELOC Portfolio. Within 60 days from the effective date of the Order, the Bank must perform a comprehensive assessment of the risk posed by its home equity line of credit (“HELOC”) portfolio. The Bank must also develop and implement a plan to reduce the risk in the HELOC portfolio.

Call Reports. As required by the Order, the Bank has filed amended call reports regarding the financial condition of the Bank as of March 31, 2011.

Written Plans and Other Material Terms. Under the terms of the Order, the Bank is required to prepare and submit the following written plans or reports to the FDIC and the Commissioner:

•	Plan to reduce assets of $250,000 or greater classified as “doubtful” or “substandard”

•	Plan and comprehensive budget for all categories of income and expense for the year 2012

•	Business/strategic plan covering the overall operation of the Bank

•	Plan to improve liquidity, contingency funding, interest rate risk, and asset liability management

•	Assessment of the Bank’s information technology function

•	Enterprise-wide disaster recovery/business continuity plan

•	Policy to provide adequate internal routines and controls within the Bank consistent with safe and sound banking practices

•	Independent testing of the Bank’s compliance with the Bank Secrecy Act and associated regulations

Under the Order, the Bank’s board of directors has agreed to increase its participation in the affairs of the Bank, including assuming full responsibility for the approval of policies and objectives for the supervision of all of the Bank’s activities. The Bank must also establish a board committee to monitor and coordinate compliance with the Order.

The Order will remain in effect until modified or terminated by the FDIC and the Commissioner.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Description of Exhibit

10.1	Stipulation to the Issuance of a Consent Order

10.2	Consent Order issued by the Federal Deposit Insurance Corporation and the North Carolina Office of the Commissioner of Banks

Caution About Forward-Looking Statements

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB&T Financial Corporation
(Registrant)

Date February 7, 2012
/s/ Daniel C. Ayscue
Daniel C. Ayscue
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description of Exhibit

10.1	Stipulation to the Issuance of a Consent Order

10.2	Consent Order issued by the Federal Deposit Insurance Corporation and the North Carolina Office of the Commissioner of Banks